                                                                   Exhibit 99.1

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 15th day of April, 1996 by and between The Caldor Corporation, a Delaware corporation and debtor-in-possession under Chapter 11 of the Federal Bankruptcy Code, with principal offices at 20 Glover Avenue, Norwalk, Connecticut 06856 (hereinafter referred to as the "Company"), and Warren D. Feldberg, with a permanent residence located at 75 Buttrick's Hill Road, Concord, Massachusetts (hereinafter referred to as the "Employee").

                               W I T N E S S E T H

         WHEREAS, the Company desires that the Employee shall be employed by the Company, and the Employee is desirous of such employment, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

         1. Employment. The Company shall employ the Employee, and the Employee shall serve the Company and its subsidiaries (the "Subsidiaries"), upon the terms and conditions hereinafter set forth.

         2. Term. The employment of the Employee by the Company hereunder shall commence on the date (the "Approval Date") of entry of an order of approval of this Agreement by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and, unless sooner terminated in the manner as hereinafter provided, shall terminate on the third anniversary of the Approval Date; provided, however, that the term of this Agreement shall be renewed for additional periods of one year each unless and until either party shall give the other party written notice not less than 180 days prior to the expiration of the then applicable term of its intention not to renew. Following the giving of such notice, the Employee shall cooperate with the Company in phasing in his successor and no modification in the duties or title of the Employee resulting from the phase-out of the Employee or the phase-in of his successor shall be deemed to constitute "Good Reason for Resignation" or a ground for resignation under Paragraph 13b hereof.

         3. Duties.

                  a. During the term of his employment hereunder, the Employee shall serve as the President and Chief Operating Officer of the Company with such duties commensurate with his position as may be assigned to him by the Chief Executive Officer. The Employee shall serve, faithfully and to the best of his ability, subject to the direction and control of the Board of Directors and in accordance with the lawful practices and policies of the Company.

                  b. As soon as reasonably practicable following the Approval Date, the Employee shall be elected to the Board of Directors of the Company, to serve until the next annual meeting of stockholders at which Directors are elected. Although it is understood that the right to elect Directors of the Company is by law vested in the stockholders of the Company, subject to his continued election by the stockholders, the Employee will serve as a Director of the Company at all times during the term of his employment.

                  c. During the term of his employment hereunder, the Employee shall devote his full business time, energy and skill to such employment and shall not, without the prior written approval of the Company, directly or indirectly, engage or participate in, or become employed by, or become a director, officer or partner of, or render advisory services to or provide other services in connection with, any business activity other than that of the Company and the Subsidiaries (it being understood that approval of the Company will not be unreasonably withheld if such business activity does not interfere with the execution of the Employee's duties hereunder, violate any provision of this Agreement or the Company's Conflict of Interest Policy or otherwise conflict in any material way with the business of the Company or its Subsidiaries); provided, however, that the Employee shall be permitted to personally invest in any corporation, partnership or other entity, so long as any such investment does not require or involve the active participation of the Employee in the management of the business of any such corporation, partnership or other entity, does not interfere with the execution of the Employee's duties hereunder and does not otherwise violate any provisions of this Agreement or of the Company's Conflict of Interest Policy; and, provided, further, that the Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations, speaking engagements and similar type activities to the extent that such other activities do not interfere with the execution of the Employee's duties hereunder, do not otherwise violate any provision of this Agreement or of the Company's Conflict of Interest Policy, or otherwise conflict in any material way with the business of the Company or the Subsidiaries.

                  4. Base Salary. The Company shall pay to the Employee a base salary for his services at the rate of $900,000 per annum, payable in accordance with the regular payroll practices of the Company. The base salary of the Employee shall be subject to annual review by the Board of Directors of the Company, at which time it may be adjusted in the sole discretion of the Board of Directors but may not be decreased below the rate set forth above. The first annual review shall be made on or about May 1, 1997.

                  5. Bonus Arrangements. In addition to the base salary provided for in Paragraph 4 hereof, the Employee shall be entitled to the following bonuses:

                           a. The Employee shall be paid an up-front cash bonus
of $750,000, payable in a lump sum within 10 days following the Approval Date. If the Employee terminates his employment, other than for Good Reason for Resignation (as defined in Paragraph 11c below), or the Company terminates his employment for cause (as defined in Paragraph 11a below), in either case prior to the earlier of (i) the date a Plan of Reorganization for the Company under Chapter 11 of the Federal Bankruptcy Code becomes effective in accordance with its terms (the "Plan Effective Date") and (ii) the third anniversary of the Approval Date, the Employee shall, within 10 days following termination, repay such bonus to the Company in full.

                           b. On the Plan Effective Date the Employee, if then
employed by the Company, shall be paid an amount equal to (i) 35% of his base salary as in effect on such date plus (ii) up to an additional 52.5% of his base salary as in effect on such date, depending upon the level of achievement by the Company during the fiscal year preceding that in which the Plan Effective Date occurs of its target EBITDAR (earnings before interest, taxes, depreciation, amortization and reorganization expenses) for such preceding fiscal year established as provided in the Performance Retention Program of the Company approved by the Bankruptcy Court by order dated March 27, 1996 ("Target EBITDAR"). On the date six months following the Plan Effective Date the Employee, if then employed by the Company, shall be paid a further amount equal to the amount paid on the Plan Effective Date. The variable portion of such payments referred to in clause (ii) of the preceding sentence (the "Variable Payment") shall be calculated as follows: If the Company achieves 75% or less of Target EBITDAR, the Variable Payment will be zero. If the Company achieves 100% of EBITDAR, the Variable Payment will be 35% of base salary. If the Company achieves 125% or more of Target EBITDAR, the Variable Payment will be 52.5% of base salary. For EBITDAR between 75% and 100% of Target EBITDAR, the amount of the Variable Payment will be interpolated on a straight-line basis between zero and 35% of base salary; for EBITDAR between 100% and 125% of Target EBITDAR, the Variable Payment will be interpolated on a straight-line basis between 35% and 52.5% of base salary (e.g. if EBITDAR is 90% of Target EBITDAR, the Variable Payment will be 15/25 of 35% of base salary, or 21% of base salary; if EBITDAR is 120% of Target EBITDAR, the Variable Payment will be 35% (the portion payable at 100% of EBITDAR) plus 20/25 of 17.5% (the maximum additional payable at 125% of EBITDAR) of base salary, or 49% of base salary). For purposes of this Paragraph 5c, if the Employee is not employed by the Company on the Plan Effective Date or the date six months thereafter solely because his employment was previously terminated by the Company without cause (and not by virtue of death, permanent disability or the expiration of the term of this

Agreement) or by the Employee for Good Reason for Resignation, then the condition that the Employee be employed by the Company on the relevant date shall nonetheless be considered to be fulfilled.

                           c. The Employee shall be entitled to participate in
cash bonus arrangements, including the Performance Incentive Plan, applicable to his position (for purposes of the Performance Incentive Plan = Executive Committee Member/Principal) during the term of his employment hereunder, subject to the terms and conditions of such arrangements as from time to time in effect. Notwithstanding any contrary provision of the Company's Performance Incentive Plan as the same may from time to time be in effect, during the period from commencement of the Employee's employment with the Company (whether before or after the Approval Date) to the Plan Effective Date (the "Bankruptcy Period"), the Employee shall be entitled to receive 50% of the maximum amount payable to him thereunder in any fiscal year irrespective of the financial performance of the Company, provided the Employee remains employed throughout such fiscal year and until April 1 of the following fiscal year; but receipt of the remaining 50% will be subject to satisfaction of the financial performance factors established under the Performance Incentive Plan (with any pro-ration under the Performance Incentive Plan being applied to such remaining 50% as if it were the maximum amount payable to the Employee thereunder). Following the Bankruptcy Period, the normal terms and conditions of the Performance Incentive Plan shall be applicable.

                  6.       Other Employee Benefits and Perquisites.

                           a. During the term of this Agreement, the Company
will provide to the Employee benefits consistent with the Company's current and future benefit plans and programs provided to the Company's senior executives, except as otherwise provided in this Agreement. As of the date hereof, these include the contributory and non-contributory programs listed on Schedule A. (For certain of the programs listed on Schedule A, the Employee will be entitled to participate only upon satisfaction of generally-applicable eligibility requirements, such as length of service requirements.) It is expressly understood that the Company may in its discretion from time to time modify any bonus, benefit or other employee programs applicable to substantially all employees who benefit from each program, including without limitation terms of eligibility, benefit levels and other terms and conditions, and that all such modifications shall be binding upon the Employee.

                           b. As the Employee will not be eligible to enroll in
the Company's group medical plan until the first day of the month following completion of ninety (90) days of service, the Company will reimburse the Employee for all COBRA payments for continuation of the Employee's current medical insurance program during the period prior to such eligibility, but only to the extent such COBRA payments exceed the contribution which would have been payable by the Employee under the Company's group medical plan had the Employee been enrolled during such period.

                           c. The Employee shall be entitled to vacations (taken
consecutively or in segments), aggregating four weeks each fiscal year during the term of employment, and to reasonable sick leave as determined by the Company.

                  7. Expenses. It is contemplated that, in connection with his employment hereunder, the Employee may be required to incur reasonable and necessary travel, business entertainment and other business expenses. The Company agrees to reimburse the Employee, consistent with the Company's policies, for all reasonable and necessary travel, business entertainment and other business expenses incurred or expended by him incident to the performance of his duties hereunder. The Company will also reimburse the Employee for relocation expenses in accordance with the Company's standard relocation expense reimbursement policy applicable to executives of his level, and will pay to the Employee additional compensation sufficient to cover all federal, state and local income taxes payable with respect to such reimbursement and to the additional payment specified in this sentence.

                  8. Permanent Disability. In the event of the permanent disability (as hereinafter defined) of the Employee during the term of his employment hereunder, the Company shall have the right, upon written notice to the Employee, to terminate his employment hereunder, effective upon the giving of such notice. Upon such termination, the Company shall be discharged and released from any further obligations under this Agreement, except for accrued but unpaid base salary, a bonus amount for the portion of the fiscal year actually worked by the Employee equal to a pro rata portion of the Target Bonus Opportunity (as hereinafter defined) for the then-current fiscal year of the Company, any accrued but unpaid amounts under employee benefit plans and arrangements to the extent contemplated by such plans and arrangements and any business expenses for which the Employee is entitled to reimbursement (all such obligations for accrued salary, bonus and benefits hereinafter referred to as the "Specified Obligations"), but the Employee shall have the obligations provided for in Paragraph 12 hereof. For purposes of this Paragraph 8, "permanent disability" shall mean any physical or mental disability or incapacity which continues for 180 consecutive days or an aggregate period of more than 180 days in any 12-month period and which shall render the Employee incapable of performing the services required of him by the Company throughout such period. As used herein, "Target Bonus Opportunity" means the bonus which would be earned under the Performance Incentive Plan or under applicable bonus programs were the Company to achieve, but not exceed, its business plan. For example, Target Bonus Opportunity under the Performance Incentive Plan for fiscal year ending February 3,1996 would be two thirds (2/3) of the maximum bonus payable under such plan. Disability benefits, if any, due under applicable plans and programs of the Company shall be determined under the provisions of such plans and programs.

                  9. Death. In the event of the death of the Employee during the term of his employment hereunder, the base salary to which the Employee is entitled pursuant to Paragraph 4 hereof shall continue to be paid through the end of the month in which death occurs to the last beneficiary designated by the Employee pursuant to Paragraph 25 hereof, or, failing such designation, to his estate. In accordance with Paragraph 25 hereof, upon payment of such salary, the Company shall have no further obligations under this Paragraph 9 or Paragraph 4, except for any Specified Obligations.

                  10. Severance Letter of Credit. In order to secure all obligations of the Company to the Employee hereunder arising or remaining unpaid upon termination of the Employee's employment, the Company shall, at all times during the initial 3-year term of the Employee's employment hereunder and for 30 days thereafter, cause to be maintained in effect for the benefit of the Employee, a letter of credit in a face amount of not less than $3,900,000, having a term when issued of at least six months from the date of issue and issued or confirmed by a bank reasonably satisfactory to the Employee, substantially in the form of Exhibit I hereto. Should the Company fail to furnish such a replacement or substitute letter of credit in such amount and with such term at least 75 days prior to its then-expiration, the Employee shall be entitled to draw the full amount of the letter of credit provided that the proceeds of such drawing shall be segregated by the Employee and held by him, unencumbered, solely for the purpose of satisfying future obligations of the Company hereunder arising or remaining unpaid upon termination of the Employee's employment, with any balance (including earnings thereon) remaining upon satisfaction in full of such obligations to be returned promptly to the Company.

                  11.      Termination and Expiration of Employment.

                           a. The Employee's employment hereunder may be
terminated by the Company for "cause" at any time if the Employee shall commit any of the following acts of default:

                           (i) The Employee shall have willfully failed to
                  perform any of his material obligations as set forth herein and shall have failed to cure such failure within 10 days after receiving written notice thereof from the Company; or within such further time as may be reasonably necessary to cure the failure with the exercise of all due diligence; or

                           (ii) The Employee shall have committed an act or acts
                  of fraud, theft or dishonesty which, in the judgment of the Board of Directors of the Company, is or are likely to result in financial harm aggregating $10,000 or more to the Company; or

                           (iii) The Employee shall be convicted of (or plead
                  nolo contendere to) any felony or a misdemeanor involving moral turpitude, which misdemeanor might, in the reasonable opinion of the Company, cause embarrassment to the Company.


                  If the Employee is terminated for "cause," or the Employee terminates his employment hereunder (except pursuant to Paragraph 11c(ii) or 13 hereof), the Company shall pay to the Employee any base salary accrued but unpaid to the date of termination and any amounts accrued but unpaid to such date under employee benefit plans, but shall have no further obligations under this Agreement, and the Employee shall continue to have the obligations provided for in Paragraph 12 hereof.

                           b. If the Company notifies the Employee that it
elects not to continue his employment pursuant to Paragraph 2 hereof (whether at the end of the initial three-year term or any renewal term), then the Employee shall be entitled to receive, within 30 days after the date of such termination, any Specified Obligations and a severance payment, payable in a single lump sum, equal to twelve (12) multiplied by the sum of (i) 1/12 of his annual base salary in effect at the time of such termination in accordance with the provisions of Paragraph 4 hereof plus (ii) 1/12 of 100% of his Target Bonus Opportunity for the fiscal year of the Company in which such termination occurs. In the event of such termination, the Employee shall also be entitled to a continuation of the health and insurance benefits in which he is participating at the time of such termination upon the same terms and conditions (including continued payment by the Company of its share of the cost thereof) for a period of twelve (12) months following the date of such termination, it being the intention of the Company that COBRA benefits will begin only after the expiration of such twelve (12) month period.

                           c. If (i) the Company terminates the employment of
the Employee during the term of this Agreement other than for "cause" (as defined in Paragraph 11a hereof) or (ii) if the Employee terminates his employment during the term of this Agreement because the Company, after having received written notice from the Employee specifying that a Good Reason for Resignation (as defined below) exists, has failed to cure the specified situation within 30 days after receipt of such notice, then the Employee shall be entitled to receive any Specified Obligations, as well as a severance payment, payable in a lump sum within 30 days after the date of such termination, equal to (x) the sum of (A) 1/12 of his annual base salary in effect at the time of such termination in accordance with the provisions of Paragraph 4 hereof plus (B) 1/12 of 100% of his Target Bonus Opportunity for the fiscal year of the Company in which such termination occurs, multiplied by (y) the greater of (A) the number of full calendar months remaining in the Employee's then-current term of employment and (B) twelve (12); provided that if the Employee terminates his employment by virtue of a Good Reason for Resignation specified in clause (III) of the definition thereof, the severance payment shall be reduced by one-half. The period from the date of termination to the expiration of the number of months equal to the greater of (y)(A) or (y)(B) is hereinafter referred to as the "Remaining Term". In the event of such termination, the Employee shall also be entitled to a continuation of the health and insurance benefits in which he is participating at the time of such termination upon the same terms and conditions (including continued payment by the Company of its share of the cost thereof) for the Remaining Term, it being the intention of the Company that COBRA benefits will begin only after the expiration of the Remaining Term. The lump sum payment and any Specified Obligations shall not be subject to reduction for any compensation received from other employment. As used in this Agreement, a "Good Reason for Resignation" shall mean that (I) the Company shall have breached its obligations under any of Paragraphs 3(a), 3(b), 4, 5, 6, 7, 10 or 24 of this Agreement which breaches, in the case of financial obligations, shall exceed $10,000 in the aggregate at any time outstanding, (II) any other breach of this Agreement by the Company which is material and adverse to the Employee shall have occurred, or (III) (A) the Company shall have failed for any reason to maintain and to continue in effect the directors and officers insurance ("D&O Insurance") coverage contemplated by Paragraph 24 of this Agreement, regardless of whether such coverage continues to be available on commercially reasonable terms, or (B) a transaction or other event shall occur during the term or policy period of any such D&O Insurance, the result of which is that events or circumstances thereafter occurring or arising would not, in whole or in part, be insured under such D&O Insurance, unless in the case of either clause (III)(A) or (III)(B), such coverage or gap in coverage shall have been promptly replaced (which replacement may, at the option of the Company and if reasonably acceptable to the Employee, take the form of another instrument or undertaking providing adequate liquidity and assurance of payment).

                  12. Restrictive Covenants and Confidentiality; Injunctive Relief.

                           a. The Employee agrees, as a condition to the
performance by the Company of its obligations hereunder, particularly its obligations under Paragraphs 4 and 5 hereof, that during the term of his employment hereunder and thereafter during the Post-Employment Period (as defined below), the Employee shall not, without the prior written approval of the Company, directly or indirectly through any other person, firm or corporation, (i) engage or participate or make any financial investment in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business enterprise, which is, directly or indirectly, in competition with the Company (ii) solicit, entice or induce any person who on the date of termination of employment of the Employee is, or within the last three months of the Employee's employment by the Company was, an employee of the Company or any Subsidiary, to become employed by any person, firm or corporation, and the Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person. Nothing herein contained, however, shall restrict the Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give him the right to control or influence the policy decisions of any business or enterprise which is or might be, directly or indirectly, in competition with any of the business operations or activities of the Company and the Subsidiaries. For the purposes hereof, a person, firm, corporation or other business enterprise shall be deemed to be in competition with the Company only if it operates a full line, general merchandise discount department store (e.g. Wal Mart, K-Mart or Bradlee's) within a radius of 75 miles of any discount department store operated by the Company or any Subsidiary (hereinafter shall be referred to as a "Competitor"). As used herein, the "Post-Employment Period" shall mean (A) in the case of a non-renewal of this Agreement by the Employee pursuant to Paragraph 2 (whether at the end of the initial three-year term or any renewal term), (x) for purposes of prohibitions in clause (i) of this Paragraph 12a, 6 months from the expiration of the term of employment hereunder, (y) for purposes of prohibitions in clause (ii) of this Paragraph 12a, 12 months from the expiration of the term of employment hereunder, (B) in the case of a termination by the Company during the initial or any renewal term, whether or not for "cause", or a termination by the Employee in accordance with Paragraph 11c(ii) hereof, the Remaining Term, and (C) in the case of a non-renewal of this Agreement by the Company pursuant to Paragraph 2 (whether at the end of the initial or any renewal term), a termination by the Company based on permanent disability pursuant to Paragraph 8 or a termination by the Employee following a Change in Control, 12 months from the date of termination.

                           b. Recognizing that the knowledge, information and
relationship with customers, suppliers, and agents, and the knowledge of the Company's and the Subsidiaries' business methods, systems, plans and policies which he shall hereafter establish, receive or obtain as an employee of the Company or any Subsidiary, are valuable and unique assets of the respective businesses of the Company and the Subsidiaries, the Employee agrees that, during and after the term of his employment hereunder, he shall not (otherwise than pursuant to his duties hereunder) disclose, without the prior written approval of the Company's Chief Executive Officer, any such knowledge or information pertaining to the Company or any Subsidiary, their business, personnel or policies, to any unauthorized person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this Paragraph 12b shall not apply to information which is or shall become generally known to the public or the trade (except by reason of the Employee's breach of his obligations hereunder), information which is or shall become available in trade or other publications, information known to the Employee prior to entering or subsequent to leaving the employ of the Company or which the Employee receives or obtains other than as an employee of the Company or any Subsidiary, and information which the Employee is required to disclose by law or an order of a court of competent jurisdiction. If the Employee is required by law or a court order to disclose such information, he shall notify the Company of such requirement and provide the Company an opportunity (if the Company so elects and at the Company's sole expense) to contest such law or court order.

                           c. The Employee acknowledges that the services to be
rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information vital to the Company's and the Subsidiaries' businesses. By reason of this, the Employee consents and agrees that if he violates any of the provisions of this Paragraph 12, the Company and the Subsidiaries would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Employee from committing or continuing any such violation of this Paragraph 12, and the Employee shall not object to any such application.

                  13. Change in Control, Termination of Employment and Compensation in Event of Termination.

                           a. For purposes hereof, a "Change in Control" shall
be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect at the date hereof (the "Act"); or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Act; or (iii) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the Company's then outstanding securities having the right to vote on the election of directors; or (iv) if the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a merger or consolidation in which the Company is not the surviving corporation; or (v) if there is a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")); or
(vi) when the individuals who are members of the Board on the date hereof shall cease to constitute at least a majority of the Board; provided, however, that any new director (x) whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least 50% of the directors then still in office, or (y) who was designated in or pursuant to a Plan of Reorganization, shall not be deemed to have replaced his or her predecessor. Notwithstanding the foregoing, no issuance of equity securities of the Company to its creditors pursuant to a Plan of Reorganization, irrespective of the effect of such issuance on beneficial ownership of the Company's securities or on control of the Company, and no merger or sale of assets of the Company to any person pursuant to a Plan of Reorganization, shall be deemed to constitute or to result in a "Change in Control". (Any event which would constitute a "Change in Control" but for the provisions of the foregoing sentence is hereinafter referred to as a "Reorganization Change").

                           b. The Employee may terminate his employment at any
time

                                    i.      within six months after a Change in
Control has occurred, provided that such Change in Control results in 20% or more of the Company's then outstanding securities having the right to vote on the election of directors being owned by a person or an entity which is, or has a direct or indirect ownership of 20% or more of the securities of, a Competitor of the Company (other than a person or an entity which is, or becomes at any time, an investor that does not have a representative on the board of directors of the Company and/or the other entity), or

                                    ii. within 12 months after a Change in
Control or a Reorganization Change and any of the following events has occurred:
(A) an assignment to the Employee of any duties inconsistent with the status of the Employee's office and/or position with the Company as constituted immediately prior to the Change in Control or Reorganization Change or a significant adverse change in the nature or scope of the Employee's authorities, powers, functions or duties as constituted immediately prior to the Change in Control or Reorganization Change, (B) a failure by the Company, after having received written notice from the Employee specifying that a Good Reason for Resignation exists, to cure the specified situation within 30 days after receipt of such notice, or (C) the headquarters of the Company is moved to a new location which is more than 60 miles from its current location, or

                                    iii. following a Change in Control which
occurs subsequent to the Plan Effective Date, and not in whole or in part in implementation of the Plan of Reorganization, if such Change in Control was not approved by a majority of the members of the Board of Directors of the Company who are members of the Board on the date hereof (including for this purpose any new director (x) whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least 50% of the directors then still in office, or (y) who was designated in or pursuant to a Plan of Reorganization), or

                                    iv. following a Change in Control which
occurs subsequent to the Plan Effective Date, and not in whole or in part in implementation of the Plan of Reorganization, if as a result of such Change in Control and within 12 months thereafter a Material Deterioration in Working Environment shall have occurred. As used herein a "Material Deterioration in Working Environment" shall mean a material, adverse change in the working environment of the Company resulting from (A) a material change in the fundamental business orientation or business strategy of the Company, (B) a material change in management policies, performance objectives or standards at the Company, or (C) a material change in corporate values. For purposes hereof, a Material Deterioration in Working Environment shall be deemed to have occurred if (I) one-third or more of the senior executives of the Company (being Senior Vice Presidents and above) depart the Company, whether or not voluntarily, within 12 months following the Change in Control, excluding for this purpose the Employee and any executives whose employment was terminated by or upon the recommendation of the Employee or who retired at normal retirement age, or (II) a determination to that effect shall have been made by unanimous decision of the Executive Committee of the Board of Directors of the Company, or (III) a determination to that effect shall have been made by an arbitrator in a proceeding described below. If the Employee believes that a Material Deterioration in Working Environment has occurred and the objective standard of clause (I) is not satisfied, the Employee may request a determination with respect thereto by the Executive Committee of the Board of Directors. If the Executive Committee does not reach a determination favorable to the Employee within 15 days of such request, he may commence an arbitration which shall be held in Stamford, Connecticut before a single arbitrator jointly designated by the Company and the Employee. The arbitration shall be conducted in accordance with the rules of commercial arbitration of the American Arbitration Association and if the parties cannot agree upon an arbitrator the arbitrator shall be selected in accordance with such rules, provided that the arbitrator so selected shall have knowledge of or experience in senior management of the Company or of businesses similar or comparable to that of the Company. Each side shall bear its own costs in connection with such arbitration and the fees of the arbitrator shall be borne equally by the parties. The parties shall use their best efforts to have the arbitration heard and a determination reached within 30 days of the date the arbitration is commenced. The determination of the arbitrator shall be conclusive and binding on the Company and the Employee.

                           c. An election by the Employee to terminate his
employment under subparagraph b shall not be deemed a voluntary termination of employment by the Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans. The Employee's continued employment with the Company for any period of time after a Change in Control or Reorganization Change shall not be considered a waiver of any right he may have to terminate his employment to the extent permitted under subparagraph b.

                               If the Company terminates the Employee without
cause (as defined in Paragraph 11a hereof) within six months after a Change of Control or Reorganization Change has occurred, such termination shall be deemed an election by the Employee to terminate his employment pursuant to this Section 13.

                                    In addition, in the event of such
termination, the Employee shall continue to have the obligations provided for in Paragraph 12 hereof; provided, however, that the restriction from the activities described in Paragraph 12 shall be limited to one year following the Termination Date (as defined in Paragraph 14(b) hereof).

                           d. If the Employee's employment with the Company is
terminated under subparagraph b, the Employee (i) shall be entitled to any Specified Obligations accrued as of the Termination Date and, in addition thereto, (ii) shall be paid a severance payment, payable in a lump sum within 30 days after the Termination Date, in cash, in an amount equal to the excess of
2.99 times (or 1.50 times, in the case of a termination under subparagraph b(iv)) the Employee's "base amount" over the "present value" of any other "parachute payments" with respect to the Company which the Employee has received or to which he may be entitled, whether under this Agreement or otherwise (unless such other payment is waived in writing by the Employee within 20 days after the Termination Date). Such severance payment is referred to as the "Termination Compensation." For purposes of this Agreement, the terms "base amount," "present value," and "parachute payments" shall have the meanings as set forth in Section 280G of the Code, except that "parachute payments" shall be determined without regard to whether or not they equal or exceed three times the Employee's "base amount." The amount of the Termination Compensation shall be determined, at the Company's expense, by its regular certified public accountant immediately prior to the Notice of Termination (the "Accountant"), whose determination shall be conclusive and binding on the parties. Upon payment of the Termination Compensation and all accrued compensation, this Agreement shall terminate (except for the Employee's obligations pursuant to Paragraph 12 hereof and the Company's agreements pursuant to Paragraphs 5b, 13e, 13f, 13h and 14c) and be of no further force or effect.

                           e. After a Change in Control has occurred, the
Company will honor the Employee's exercise of the Employee's outstanding stock options and any other stock-related rights (if any), in accordance with the plan under which issued. After a Change in Control has occurred and the Employee's employment is terminated as a result thereof, the Employee (or his designated beneficiary or personal representative pursuant to Paragraph 25 hereof) shall also receive, except to the extent already paid pursuant to Paragraph 13d(i) hereof or otherwise, the sums the Employee would otherwise have received (whether under this Agreement, by law or otherwise) by reason of termination of employment if a Change in Control had not occurred; provided, however, that this Paragraph 13e shall not be construed to indicate that the Employee is entitled to payment of any amounts under Paragraph 11c hereof.

                           f. Notwithstanding anything in this Agreement to the
contrary (except pursuant to Paragraph 13(g) hereof), the Employee shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which the Employee shall repay to the Company, within 90 days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by the Employee to the Company in writing and shall be binding upon the Company.

                           g. It is intended that the "present value" of the
payments and benefits to the Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount." Accordingly, if the Employee received (or is guaranteed to receive in the future) payments or benefits from the Company which, when added to the Termination Compensation, would, in the opinion of the Accountant, subject any of the payments or benefits to the Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountant, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to the Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountant, would subject any of the payments or benefits to the Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountant shall be permitted unless the Company shall have provided a copy of any such opinion, specifically entitling the Employee to rely thereon, to the Employee no later than the date otherwise required for payment of the Termination Compensation or any such later payment or benefit.

                           h. The Employee shall not be required to mitigate the
payment of the Termination Compensation by seeking other employment. To the extent that the

Employee shall, during (in accordance with Paragraph 3(c) hereof) or after the Term, receive compensation from any other employment, the payment of Termination Compensation shall not be adjusted.

                  14.      Notice of Termination and Termination Date; No
                           Mitigation.

                           a. Any termination of the Employee's employment by
the Company or by the Employee shall be communicated by a "Notice of Termination" to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall state the "Termination Date" (as defined below) and the specific reasons for such termination, and shall set forth in reasonable detail the relevant facts and circumstances.

                           b. "Termination Date" shall mean the date specified
in the Notice of Termination as the last day of the Employee's employment by the Company.

                           c. The Employee shall not be required to mitigate any
payments payable hereunder by seeking other employment following the termination of his employment hereunder.

                  15. Deductions and Withholding. The Employee agrees that the Company shall withhold from any and all payments required to be made to the Employee pursuant to this Agreement, all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

                  16. Prior Agreements. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of the Employee by the Company on or after the Approval Date.

                  17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested (with copies sent by Federal Express or other priority delivery service or by telecopier) or (ii) delivered personally, to the other party hereto at his or its address as set forth at the beginning of this Agreement. Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party.

                  18. Assignability, Binding Effect and Survival. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Employee, and shall inure to the benefit of and be binding upon the Company and its successors and assigns. Notwithstanding the foregoing, the obligations of the Employee may not be delegated and, except as expressly provided in Paragraph 25 hereof relating to the designation of beneficiaries, the Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect. The provisions of Paragraphs 5b, 8, 9, 10, 11, 12, 13, 14c and 24 hereof shall survive termination of this Agreement and, to the extent appropriate to the intention of the parties and the subject matter of this Agreement, other rights and obligations of the parties (such as the obligation of the Company to pay amounts accrued and unpaid as of the date of termination) may survive the termination of this Agreement.

                  19. Complete Understanding; Amendment. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Employee hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived.

                  20. Governing Law. Except to the extent Connecticut law may be superseded by federal bankruptcy law, this Agreement shall be governed by and construed in accordance with the laws of the Connecticut without giving effect to principles of conflicts of law.

                  21. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  22. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

                  23. Arbitration. Any dispute arising out of or relating to the obligations of either party hereto shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties hereto. As part of his or her decision, the arbitrator shall determine if such dispute was frivolous and, if so, the reasonable fees and expenses of the parties shall be paid by the party against whom such a determination is made or, in the absence of such a determination, the Company shall pay all such reasonable fees and expenses. The provisions of this Paragraph 23 shall not be applicable to the arbitration proceeding contemplated by Paragraph 11b(iv) of this Agreement.

                  24.      Indemnification; Insurance.

                  a. The Company agrees to indemnify and hold the Employee harmless from and against any and all losses, liabilities, damages, costs or expenses of any kind, including reasonable attorneys' fees (hereinafter collectively referred to as the "Indemnified Costs"), based upon or arising out of the Employee's service as an officer or Director of the Company or any of its Subsidiaries, in each case to the full extent provided in Article V of the By-Laws of the Company in effect on the date hereof; provided that notwithstanding the provisions of Sections 3 and 5 of Article V of the By-Laws, the Company shall indemnify the Employee pursuant to Sections 1 and 2, and shall advance expenses and costs of defense pursuant to Section 5 without requiring the delivery of a separate repayment undertaking, in each case in which indemnification and advancement of expenses thereunder is sought by the Employee without separate determination by the Corporation that such indemnification is proper, whether or not the actions or omissions for which indemnification is sought are asserted to have been taken or omitted in bad faith, to be unlawful or to create an improper personal benefit received by the Employee; provided further, however, that if it shall ultimately be determined by a final judgment of a court of competent jurisdiction, after all appeals have been denied or appeals period expired, that the Employee did not meet the applicable standard of conduct required for indemnification as set forth in Section 1 or Section 2, as the case may be, of
Article V of the By-Laws, and only in the event of such final adjudication, no indemnification shall be provided thereafter to the Employee with respect to the matter or matters to which such adjudication relates and the Employee shall promptly repay to the Company all indemnification payments previously made to or on behalf of the Employee with respect to such matters, together with the amount of all expenses advanced by the Company for the defense of such matters.

                  b. The Company agrees to continue to maintain D&O Insurance (as defined in Paragraph 11c) with substantially the same coverage as is currently in effect throughout the term of the Employee's employment hereunder, provided such coverage continues to be available on commercially reasonable terms. The Company also agrees that, in the event of any cancellation or non-renewal of any D&O Insurance, it will elect and pay for, in accordance with the terms of the policies then in force, the maximum discovery or "tail" coverage available under policies providing such insurance, unless the policies to be cancelled or not renewed are replaced, with no break in coverage, with policies providing substantially the same coverage as the policies being replaced.

                  25. Designation of Beneficiary. The Employee shall have the right to name, from time to time by written notice to the Company, any one or more persons as beneficiaries hereunder or, with the consent of the Company, he may make other forms of designation of beneficiary or beneficiaries. In the absence of any designation or in the event the beneficiaries predecease the Employee, the Employee's estate shall be deemed to be his designated beneficiary. The Employee's designated beneficiary, estate or personal representative, as the case may be, shall accept the payments provided for in Paragraph 9 or Paragraph 13e hereof, and any Specified Obligations, as applicable, in full discharge and release of the Company of and from any further obligations under this Agreement. Any other benefits due under applicable plans and programs of the Company shall be determined under the provisions of such plans and programs.

                  26. Representations of the Company. As a further inducement to the Employee to enter into this Agreement, the Company represents and warrants to the Employee as follows:

                  a. There is currently in full force and effect the D&O Insurance evidenced by the policies, in the amounts and with the scheduled expiration dates specified on Schedule A to this Agreement.

                  b. All premiums for the insurance coverages described on Schedule A have been paid in full for the entire term of such policies, except as otherwise described on Schedule A.

                  c. Schedule A also sets forth a correct and complete description of all claims pending or threatened in writing against the Company, any subsidiary of the Company or any other person or entity (including any director or officer) covered by such insurance, as to which the coverages described on Schedule A may be applicable.

                  d. The Company has received no written notice that coverage under any of such D&O Insurance now in effect has been or may be denied, that any such coverage has been or may be terminated or cancelled, or that any such coverage will not or may not be renewed.

                  27. Effectiveness of Agreement. This Agreement shall enter into effect as of the Approval Date. Promptly following execution of this Agreement, the Company shall file an application with the Bankruptcy Court seeking approval of this Agreement and shall diligently pursue such application. Should this Agreement not be approved by the Bankruptcy Court on or before May 31, 1996 it shall be void and of no further force or effect.

                  IN WITNESS WHEREOF, the parties hereto set their hands as of the date set forth above.

THE CALDOR CORPORATION

By:       /s/ Dennis M. Lee                       /s/ Warren D. Feldberg
         -------------------------               ----------------------------
         Dennis M. Lee                           Warren D. Feldberg
         Senior Vice President -
           Human Resources

                     SCHEDULE A -- EMPLOYEE BENEFIT PROGRAMS

Cash Bonus and Profit-Sharing Programs:

         Performance Incentive Plan
         Caldor Profit Sharing Plan

Pension/Retirement Plans:

         Caldor Retirement Plan
         Caldor Supplemental Retirement Plan

Insurance Programs:

         Company-Paid Life Insurance
         Split Dollar Life Insurance Plan
         Group Medical Plan
         Executive Medical Plan
         Long-Term Disability Insurance
         Travel Accident Insurance

Other:

         Standard Automobile allowance
         Tax Preparation/Financial Planning/Executive Physicals/
                  Club Membership/Car Phone
         10% Associate Discount Program
         Relocation Program

                                                                       EXHIBIT I

IRREVOCABLE LETTER OF CREDIT NO. ___________

Date:  ______________, 1996

Mr. Warren Feldberg





Dear Sir:

         At the request of The Caldor Corporation ("Caldor"), 20 Glover Avenue, Norwalk, Connecticut, we hereby open in favor of Mr. Warren Feldberg our Irrevocable Standby Credit, numbered as indicated above, for a sum not exceeding U.S. $3,900,000, available by your drafts drawn on us.

         This Letter of Credit expires at our office on ________, 199_.

         Funds under this Letter of Credit are available to Mr. Feldberg upon presentation to us of a draft drawn by him on us, stating on its face that it is drawn under the Irrevocable Letter of Credit No. ____________, provided that either of the following conditions is met:

         (i) such presentation is made at any time prior to the expiration of this letter of credit and is accompanied by a certificate executed by Mr. Feldberg certifying that his employment under the Employment Agreement dated as of April 15, 1996 between Caldor and Mr. Feldberg (the "Employment Agreement") has terminated, specifying in detail the amounts then due and unpaid from Caldor to Mr. Feldberg pursuant to the Employment Agreement (which shall be no less than the amount of the draft being presented hereunder) and certifying that Mr. Feldberg has made a written demand pursuant to Paragraph 17 of the Employment Agreement for payment of the full amount being drawn and that such demand has remained unsatisfied for a period of at least 45 days from the date of such demand, or

         (ii) (a) the date of expiration of this Letter of Credit (as the same may have theretofore been extended) is prior to June _____, 1999 [31st day following expiration of initial 3-year term], and (b) such presentation is made 75 days or less prior to the date of expiration of this Letter of Credit (as the same may have theretofore been extended), and is accompanied by a certificate executed by Mr. Feldberg certifying that (x) this letter has not been extended or replaced in accordance with the terms of the Employment Agreement, and (y) he continues to be entitled to the benefits of this letter of credit under the terms of the Employment Agreement, and (z) the proceeds of such drawing shall be held and applied by him in accordance with the terms of the Employment Agreement.

         Partial drawings are allowed.

         This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500.

         We hereby agree to honor each draft drawn under and in compliance with the terms of this Letter of Credit, if duly presented at our office ____________________________ Attn: __________________ on or before the expiration date of the term or any extended term.

                                Very truly yours,

                                -------------------------
                                Authorized Signature